                                                                 Exhibit 10.20


                          CONSTRUCTION LOAN AGREEMENT



                                    BETWEEN


                        CMC HEARTLAND PARTNERS III, LLC,
               a Delaware limited liability company, as Borrower


                                      AND

                            BANK ONE, ILLINOIS, NA,
                   a national banking association, as Lender

                               TABLE OF CONTENTS
                               -----------------

Section                                                                Page No.


1.       RECITALS.............................................................1

2.       DEFINITIONS..........................................................1

3.       COMMITMENT TO LEND; COMMITMENT FEE...................................8
         3.1      Maximum Construction Loan Amount............................8
         3.2      Loan Advances Evidenced by Mortgage Note....................8
         3.3      Payment of Interest and Principal...........................8
         3.4      Default Rate................................................9
         3.5      Late Charge.................................................9
         3.6      Fees........................................................9
         3.7      Letter of Credit; Letter of Credit Fees and Cash Collateral.9

4.       LOAN DOCUMENTS......................................................10

5.       DISBURSEMENT OF THE LOAN............................................15
         5.1      Conditions Precedent.......................................15
         5.2      Use of Construction Loan Proceeds; Inspections of the Work.15
         5.3      Disbursement Requests......................................16
         5.4      Certifications, Representations and Warranties.............17
         5.5      Amount of Disbursements; Retainage.........................18
         5.6      Costs......................................................18
         5.7      Reserves...................................................18
         5.8      Loan In Balance............................................19
         5.9      Escrow; Application of Disbursements.......................20
         5.10     Release of Retainage.......................................20

6.       REPRESENTATIONS AND WARRANTIES......................................22
         6.1      Borrower...................................................22
         6.2      Member.....................................................22
         6.3      Heartland..................................................22
         6.4      Title......................................................23
         6.5      Improvements...............................................23
         6.6      Validity and Enforceability of Documents...................23
         6.7      Litigation.................................................23
         6.8      Utilities; Authorities.....................................23
         6.9      Solvency...................................................24
         6.10     Financial Statements.......................................24
         6.11     Compliance with Laws.......................................24
         6.12     Construction Contract......................................24
         6.13     Subcontracts...............................................25
         6.14     Architectural Contract.....................................25

         6.15     Plans and Specifications...................................25
         6.16     Budget.....................................................25
         6.17     Financing Statements.......................................25
         6.18     Event of Default...........................................25
         6.19     Responsible Property Transfer Act..........................25
         6.20     Federal Interstate Land Sales Full Disclosure Act;
                  Illinois Land Sales Registration Act of 1989...............25
         6.21     Additional Agreements......................................25

7.       BORROWER'S COVENANTS................................................26
         7.1      Manner of Construction.....................................26
         7.2      Certificate of Completion..................................26
         7.3      Change Orders..............................................26
         7.4      Compliance with Laws.......................................27
         7.5      Inspection.................................................27
         7.6      Mechanics' Liens...........................................27
         7.7      Release by Lender..........................................28
         7.8      Financial Statements; Reports..............................28
         7.9      Affirmation of Representations and Warranties..............29
         7.10     Title......................................................29
         7.11     Proceedings Affecting Property.............................29
         7.12     Disposal and Encumbrance of Property.......................29
         7.13     Insurance..................................................30
         7.14     Performance of Obligations; Notice of Default..............30
         7.15     Subcontracts...............................................30
         7.16     Restrictions Affecting Borrower............................30
         7.17     Use of Receipts............................................30
         7.18     Budget.....................................................31
         7.19     Management and Leasing Agreements; Subordination...........31
         7.20     Additional Documents.......................................31
         7.21     Sale to Investors..........................................31
         7.23     Survey.....................................................32
         7.24     Borrower's Accounts........................................32
         7.25     Ineligible Securities......................................32

8.       LOAN EXPENSES.......................................................32

9.       LENDER'S REPRESENTATIVES............................................33

10.      EVENTS OF DEFAULT...................................................33

11.       REMEDIES...........................................................35

12.      SALES OF UNIT INTERESTS; PARTIAL RELEASES...........................36
         12.1     Right to Sell..............................................36
         12.2     Release of Liens...........................................36


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

13.      MISCELLANEOUS.......................................................37
         13.1     Additional Indebtedness....................................37
         13.2     Additional Acts............................................37
         13.3     Loan Agreement Governs.....................................37
         13.4     Additional Advances........................................37
         13.5     Amendment; Waiver; Approval................................37
         13.6     Notice.....................................................38
         13.7     Benefit; Assignment........................................38
         13.8     Governing Law..............................................39
         13.9     Indemnity..................................................39
         13.10    Headings...................................................39
         13.11    No Partnership or Joint Venture............................39
         13.12    Time is of the Essence.....................................39
         13.13    Invalid Provisions.........................................39
         13.14    Offset.....................................................40
         13.15    Acts by Lender.............................................40
         13.16    Binding Provisions.........................................40
         13.17    Counterparts...............................................40
         13.18    No Third Party Beneficiary.................................40
         13.19    Publicity..................................................40
         13.20    JURISDICTION AND VENUE.....................................40
         13.21    JURY WAIVER................................................41

                          CONSTRUCTION LOAN AGREEMENT

         This Construction Loan Agreement ("Agreement") is dated as of October 20, 1999, by and between CMC HEARTLAND PARTNERS III, LLC, a Delaware limited liability company ("Borrower"), and BANK ONE, ILLINOIS, NA, a national banking association ("Lender").

         1.       RECITALS.
                  --------

                  1.1 Borrower is the fee owner of the Land (this and all other capitalized terms used in this Article 1 and not otherwise defined shall have the meanings ascribed thereto in Article 2 below).

                  1.2 Borrower has requested that Lender make a construction loan (the "Construction Loan") to Borrower in the maximum principal amount of $5,250,000 to pay a portion of the amounts needed to finance the Project Costs associated with the construction of a midrise building containing 24 residential condominium units and underground parking on the Land. Lender has agreed to make the Construction Loan subject to the terms and conditions set forth herein.

                  1.3 In consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

         2. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

                  2.1 "Acceptable Unit Sale Contract" shall mean a binding, unconditional sale contract for a Unit Interest (with any financing and other contingencies having been satisfied or expired) (i) with a third party unrelated to and unaffiliated with Borrower, (ii) with earnest money paid in cash in an amount not less than 10% of the purchase price of the Unit Interest, (iii) on a form of contract approved in writing by Lender (with only such changes thereto as may be requested by the purchaser and agreed to by Borrower exercising commercially reasonable judgment), and (iv) for a gross sales price of not less than the minimum sales price therefor contained in Exhibit E attached hereto.

                  2.2 "Applicable Laws" shall mean all laws, statutes, ordinances, rules, regulations, judgments, decrees or orders of any state, federal or local government or agency which are applicable to the Obligors and/or the Project.

                  2.3      "Architect" shall mean Pappageorge/Haymes, Ltd.

                  2.4 "Architectural Contract" shall mean that certain contract dated December 9, 1997, between Borrower and the Architect regarding the architectural services to be performed by the Architect in connection with the construction of the Improvements.

                  2.5 "Assignment of Developer Rights" shall mean the assignment from Borrower to Lender to secure the Loans of all of Borrower's rights as the developer/declarant under the Condominium Documents.

                  2.6 "Assignment of Plans" shall mean the collateral assignment of all licenses, permits, plans, specifications and contracts relating to the construction, use or operation of the Project to be made by Borrower to Lender to secure the Loans.

                  2.7 "Assignment of Rents and Leases" shall mean the collateral assignment of the rents and leases of the Project, or any part thereof, to be made by Borrower to Lender to secure the Loans.

                  2.8 "Assignment of Sales Contracts" shall mean the assignment of all sales contracts with respect to any Unit Interests to be made by Borrower to Lender to secure the Loans.

                  2.9 "Budget" shall mean the detailed budget of all costs to be incurred in connection with the Work, including both hard costs and soft costs, as set forth in Exhibit A attached hereto and made a part hereof.

                  2.10 "Building" shall mean the midrise building with 24 residential condominium units and 32 underground parking stalls to be constructed on the Land.

                  2.11 "Business Day" shall mean each day excluding Saturdays, Sundays and any other day on which Lender is closed for business to the public.

                  2.12 "Closing Date" shall mean the date of this Agreement.

                  2.13 "Condominium Laws" shall mean, collectively, the Illinois Condominium Property Act, the City of Chicago Condominium Ordinance and all other laws, rules, regulations and governmental actions governing the development, conversion, ownership or operation of condominium projects such as the Project, as amended from time to time.

                  2.14 "Condominium Documents" shall mean the condominium declarations, the plats of condominium, the association articles of incorporation, by-laws and rules and regulations, the City of Chicago property report and all other documents and instruments governing the ownership, operation or administration of the Project as an integrated condominium project.

                  2.15 "Construction Contract" shall mean that certain contract dated September 7, 1999, between Borrower and the Contractor regarding the general contracting and construction management services to be performed in connection with the construction of the Improvements.

                  2.16 "Consultant" shall mean an independent architect or engineer selected by Lender.

                  2.17 "Contractor" shall mean Linn-Mathes, Inc.

                  2.18 "Demand Note" shall mean that certain Demand Note of even date herewith made by Borrower in the amount of $3,000,000 evidencing all draws hereafter made on the Letter of Credit.

                  2.19 "Default Rate" shall mean the Loan Rate plus three percent (3.0%) per annum.

                  2.20 "Event of Default" shall have the meaning ascribed to it in Section 10 of this Agreement.

                  2.21 "Hazardous Materials" shall mean and include any and all hazardous, toxic or dangerous substances, wastes and materials and other pollutants and contaminants as defined or described in any or all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations, orders or decrees now or hereafter regulating, relating to or imposing liability or standards of conduct with respect to environmental matters, including, without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Solid and Hazardous Waste Amendments of 1984 (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977 and the Water Quality Act of 1987 (33 U.S.C. Section 1251 et seq.), the Toxic Substances Control Act of 1976 (15 U.S.C. Section 2601 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. Section 11001 et seq.), the Clear Air Act of 1966, as amended (42 U.S.C.
         Section 7401 et seq.), the National Environmental Policy Act of 1970 (42 U.S.C. Section 4321 et seq.), the Rivers and Harbours Act of 1899 (33 U.S.C. Section 401 et seq.), the Endangered Species Act of 1973, as amended (16 U.S.C. Section 1531 et seq.), the Safe Drinking Water Act of 1974, as amended (42 U.S.C. Section 300(f) et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C.
         Section 651 et seq.) and the Illinois Environmental Protection Act of 1970, as amended (Ill.Rev.Stat. ch.111-1/2, Paragraph 1001 et seq.) and all rules, regulations and guidance documents promulgated or published thereunder, all as amended or hereinafter amended. Without intending to limit the scope or breadth of the foregoing definition, the term Hazardous Materials shall include asbestos, urea formaldehyde, polychlorinated biphenyls, crude oil, radioactive materials and underground storage tanks.

                  2.22 "Heartland" shall mean Heartland Technology, Inc., a Delaware corporation.



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

                  2.23 "Improvements" shall mean the Building and all other structures, all paving, lighting, landscaping, utility lines and equipment and all other site improvements and all other improvements to be constructed on the Land in accordance with the Plans and Specifications.

                  2.24 "Indemnity Agreement" shall mean the environmental indemnity agreement to be made by Borrower in favor of Lender.

                  2.25 "Initial Advance" shall mean the first draw or disbursement made from the proceeds of the Construction Loan.

                  2.26 "Land" shall mean the tract of land located in Chicago, Cook County, Illinois and legally described in Exhibit B attached hereto.

                  2.27 "Letter of Credit" shall mean that certain irrevocable standby letter of credit (no. StI14057) established by Lender at the request of Borrower with Corus Bank as the beneficiary in the amount of $3,000,000, pursuant to the terms of the Letter of Credit Agreement.

                  2.28 "Letter of Credit Agreement" shall mean that certain Bank One Application and Agreement for Irrevocable Standby Letter of Credit dated as of July 31, 1999.

                  2.29 "Letter of Credit Liability" means, at any time, the sum of (i) the aggregate amount then available to be drawn or that may thereafter be drawn under the Letter of Credit, and (ii) all amounts that have theretofore been drawn on the Letter of Credit and that have not been reimbursed or repaid to Lender.

                  2.30 "Loans" shall mean (i) the Construction Loan, and (ii) any amounts that have been drawn on the Letter of Credit and that have not been reimbursed or repaid to Lender.

                  2.31 "Loan Advance" shall mean a disbursement of all or any portion of the Construction Loan.

                  2.32 "Loan Documents" shall mean this Agreement, the Mortgage, the Notes, the Assignment of Leases and Rents, the Assignment of Plans, the Assignment of Sales Contracts, Assignment of Developer Rights, the Security Agreement, the Indemnity Agreement, the Letter of Credit Agreement, and every other document now or hereafter evidencing, securing or otherwise executed in conjunction with the Loans, together with all amendments and modifications thereof.

                  2.33 "Loan Expenses" shall mean the expenses, charges, costs (including both hard costs and soft costs) and fees relating to the making, administration, negotiation, documentation or any other aspect of the Loans or relating to the performance of the

         Work, including, without limitation, Lender's reasonable attorneys' fees and costs in connection with the negotiation, documentation and enforcement of the Loans, the fees of the Consultant, all recording fees and charges, title insurance charges and premiums, escrow fees, fees of insurance consultants, costs of surveys and of other bonds required by the Title Company in connection with clearing title to the Real Property or the issuance of title reports, binders, policies and the like, and all other costs, expenses, charges and fees referred to in or necessitated by the terms of this Agreement or any of the other Loan Documents.

                  2.34 "Loan Rate" shall mean the Prime Rate.

                  2.35 "Maturity Date" shall mean October 20, 2002.

                  2.36 "Member" shall mean CMC Heartland Partners, a Delaware general partnership, Borrower's sole member.

                  2.37 "Mortgage" shall mean the construction mortgage encumbering the Real Property to be made by Borrower to Lender to secure the Loans.

                  2.38 "Mortgage Note" shall mean the Mortgage Note evidencing the Construction Loan to be made by Borrower payable to the order of Lender in the original principal amount of $5,250,000.

                  2.39 "Net Sales Proceeds" shall mean, with respect to the sale of any Unit Interest, the gross sales proceeds payable by the purchaser thereof, minus all customary and reasonable title insurance charges, escrow fees, legal fees, real estate taxes and other prorations approved by Lender, transfer taxes and market rate real estate brokers' commissions, all to the extent payable as a result of the sale of such Unit Interest, provided, however, if there is a holdback escrow as a result of the sale of such Unit Interest, then the Net Sales Proceeds shall not include the amount of such escrow until such amount is delivered to Borrower, further provided, that any such holdback escrow shall not be greater than $1,500.

                  2.40 "Notes" shall mean the Demand Note and the Mortgage Note.

                  2.41 "Obligors" shall mean Borrower and Member.

                  2.42 "Permitted Exceptions" shall mean the exceptions to the title of the Real Property listed on Exhibit C attached hereto.

                  2.43 "Person" shall mean any individual, firm, corporation, business enterprise, trust, association, joint venture, partnership, limited liability company, governmental body or other entity, whether acting in an individual, fiduciary or other capacity.

                  2.44 "Personal Property" shall mean and include any and all furniture, furnishings, appliances, equipment and all fixtures (to the extent such fixtures are attached in a manner so as not to be deemed to be part of the Real Property) to be located in the Units or otherwise at the Land which will be used or usable in connection with the ownership, development, construction or operation of the Project and which will be owned, leased or otherwise possessed by Borrower or any of its affiliates, including all of such personal property contemplated under the Plans and Specifications.

                  2.45 "Plans and Specifications" shall mean, collectively, the architectural and engineering plans and specifications relating to the Work or any portion thereof, all of which must be acceptable to Lender in its sole and absolute discretion.

                  2.46 "Prime Rate" shall mean an annual rate of interest equal to the prime rate as publicly announced by Lender to be in effect from time to time, adjusted and changing when and as said prime rate changes.

                  2.47 "Principal Balance" shall mean the unpaid principal balance of the Loans outstanding from time to time.

                  2.48 "Project" shall mean the residential condominium complex more fully described in Section 1.2 above.

                  2.49 "Project Cost" shall mean each of the following items, but only to the extent specifically set forth in the Budget and only to the extent specifically required to complete the Project:

                           (a)      The actual hard costs of completing
                  construction of the Improvements, including demolition and environmental remediation costs;

                           (b) The actual costs of acquiring the Land and acquiring and installing the Personal Property;

                           (c) Premiums for title, casualty, liability and other insurance required by Lender;

                           (d) The cost of recording and filing the Loan Documents;

                           (e) Real estate taxes and other assessments which Borrower is obligated to pay during the term of the Loans;

                           (f) Interest, fees and similar charges payable by Borrower to Lender hereunder or under the Notes;

                           (g)      Legal and other closing costs;

                           (h) Architectural, engineering and consulting fees;

                           (i) Such other soft costs as may be set forth in the Budget or as may be hereafter approved in writing by Lender; and

                           (j)      All other Loan Expenses.

                  2.50 "Property" shall mean the Real Property, the Building and the Personal Property (whether before or after completion of the Work) and all other tangible and intangible assets benefiting or otherwise appertaining to the Project, including, without limitation, all of the collateral for the Loans described in the Loan Documents.

                  2.51 "Real Property" shall mean the Land, the Improvements and all easements and appurtenants thereto.

                  2.52 "Reserves" shall mean the reserves described in Section
         5.7 below.

                  2.53 "Retainage" shall mean the portion of each Loan Advance retained by Lender in accordance with Section 5.5 below.

                  2.54 "Security Agreement" shall mean the security agreement encumbering the Personal Property to be made by Borrower to Lender to secure the Loans.

                  2.55 "Subcontracts" shall mean all subcontracts now or hereafter entered into by the Contractor for the construction of any of the Improvements or the installation of any of the Personal Property or the performance of any other aspect of the Work, together with all sub-subcontracts, material or equipment purchase orders, equipment leases and other agreements entered into by the Contractor, any subcontractor or any other party supplying labor or materials in connection with the Work.

                  2.56 "Survey" shall mean the plat of survey of the Real Property as described in Section 4.3 below.

                  2.57 "Title Company" shall mean Near North National Title Corporation, as issuing agent for First American Title Insurance Company.

                  2.58 "Title Policy" shall mean the title insurance policy described in Section 4.5 below.

                  2.59 "Unit" shall mean a residential condominium unit dwelling located within the Building that is to be sold to purchasers in a fully finished (but unfurnished) condition, as more fully described in the plans to be delivered to Lender (which plans are subject to Lender's approval).

                  2.60 "Unit Interest" shall mean an ownership interest in a Unit, together with the undivided ownership interest in the common elements, easements and other rights appurtenant to such Unit, as more fully provided in the Condominium Documents to be approved by Lender.

                  2.61 "Unmatured Default" shall mean an event or circumstance that with the giving of notice, the passage of time, or both, would constitute an Event of Default.

                  2.62 "Work" shall mean the performance of all work to be performed and the supplying of all materials to be supplied in connection with the building, furnishing, fixturing and equipping of the Project, all in accordance with the provisions of this Agreement and with the Plans and Specifications, the Budget and other documentation approved by Lender.

         3.       COMMITMENT TO LEND; COMMITMENT FEE.
                  ----------------------------------

                  3.1 Maximum Construction Loan Amount. Lender agrees to lend to Borrower, and Borrower agrees to borrow from Lender, an amount not to exceed $5,250,000 for the purposes, upon the terms and subject to the conditions contained in this Agreement. Notwithstanding anything contained in this Article to the contrary, Loan Advances shall be limited to such amounts as Borrower is eligible to receive pursuant to, and upon compliance with, the conditions of Article 5 hereof. Borrower may prepay all or any part of the Construction Loan at any time and from time to time upon five days prior written notice to Lender without cost or penalty. Borrower shall not be entitled to reborrow portions of the Construction Loan that are repaid or prepaid pursuant to, and upon compliance with, the conditions of Article 4 hereof.

                  3.2 Loan Advances Evidenced by Mortgage Note. All Loan Advances hereunder shall be evidenced by the Mortgage Note, which shall be executed and delivered by Borrower simultaneously with the execution of this Agreement.

                  3.3 Payment of Interest and Principal. Payments of principal and interest due under the Notes, if not sooner declared to be due in accordance with the provisions of the Notes or this Agreement, shall be made as follows:

                           (a) Commencing on the first Business Day of the
                  calendar month following the Initial Advance and on the first Business Day of each calendar month thereafter through and including the calendar month in which the Maturity Date occurs, accrued and unpaid interest only on the Principal Balance shall be due and payable;

                           (b) Upon the consummation of each sale of a Unit, a payment equal to 100% of the Net Sales Proceeds with respect to such Unit;

                           (c) The principal balance of the Mortgage Note, if
                  not sooner declared to be due in accordance with the terms of the Mortgage Note or this Agreement, together with all accrued and unpaid interest thereon, shall be due and payable in full on the Maturity Date.

         Borrower hereby authorizes Lender on the first day of each month during the term of the Construction Loan (and on any other date on which interest is due under the Mortgage Note) to disburse to itself from the undisbursed proceeds of the Construction Loan all then accrued and unpaid interest on the Construction Loan, and Lender agrees to disburse Construction Loan proceeds to itself to pay such interest, provided all conditions precedent to such disbursement as set forth in this Agreement are satisfied; provided, however, that neither such authorization nor agreement shall be deemed to limit, reduce or otherwise affect Borrower's obligation to pay interest if (a) there are no remaining amounts in the Budget allocated for the payment of interest (including Reserves specifically allocated to pay interest), or (b) Lender is entitled to withhold disbursement of the Construction Loan for any reason. Any amounts disbursed from the interest reserve shall become part of the outstanding principal balance and interest thereon shall accrue and be payable as provided in the Mortgage Note.

                  3.4 Default Rate. At any time, after the Maturity Date or otherwise, when an Event of Default exists under this Agreement or any of the other Loan Documents, the Principal Balance and any other amounts then owing by Borrower to Lender shall bear interest at the Default Rate.

                  3.5 Late Charge. If any payment of interest or principal due under the Notes is not made within ten days after such payment is due, then, in addition to the payment of the amount so due, Borrower shall pay to Lender a "late charge" equal to five percent (5.0%) of the amount of that payment or $25.00, whichever is greater, to compensate Lender for the cost of collecting and handling such late payment.

                  3.6 Fees. Lender has fully earned a non-refundable loan and administration fee in the amount of $52,500.00, and, concurrently with the execution of this Agreement, the unpaid balance of such fee shall be due and payable by Borrower.

                  3.7      Letter of Credit; Letter of Credit Fees and Cash
                           Collateral.
                           ------------------------------------------------

                           (a) Concurrently with the Initial Advance, Lender
                  shall issue the Letter of Credit on Lender's standard form and otherwise in form and substance acceptable to Lender in an aggregate amount of $3,000,000; provided, however, that prior to and as a condition to Lender being obligated to issue the Letter of Credit, Borrower shall pay to Lender an issuance fee equal to $30,000 and such issuance fee shall be deemed to be fully earned upon the payment thereof. Provided that the Letter of Credit is then outstanding, on October 20, 2000, January 20, 2001, April 20, 2001 and July 20, 2001, Borrower shall pay to Lender a quarterly fee equal to $7,500, which such fee shall be deemed to be fully earned upon the payment thereof.

                           (b) Any amounts disbursed by Lender under the Letter
                  of Credit at any time and from time to time shall be deemed disbursements of proceeds of the Loans and shall be due and payable by Borrower to Lender at the times and in the manner set forth in the Demand Note.

                           (c) If the Letter of Credit is outstanding prior to
                  Maturity Date, but subsequent to the repayment in full of the Construction Loan, then upon the consummation of each sale of a Unit Interest, Borrower shall deliver cash collateral equal to 50% of the Net Sales Proceeds with respect to such Unit Interest shall be delivered to Lender. If the Letter of Credit is outstanding on the Business Day immediately preceding the Maturity Date (or if an amount has then been drawn on the Letter of Credit which has not been reimbursed or repaid), Lender may demand delivery of cash collateral in an amount equal to the then outstanding Letter of Credit Liability, and such cash collateral may be retained by Lender until such time as the Letter of Credit Liability is reduced to $0. Lender may apply any such cash collateral to the payment of any amounts thereafter drawn on the Letters of Credit which have not been reimbursed or repaid to Lender by Borrower. The failure to deliver any such cash collateral upon demand shall constitute an immediate Event of Default under the Loan Documents. The repayment of any draws on the Letters of Credit shall be secured by the Loan Documents, and so long as any Letter of Credit is outstanding, Lender shall not be required to issue a full release of the Loan Documents.

         4. LOAN DOCUMENTS. Prior to the Initial Advance, Borrower shall execute and/or deliver to Lender those of the following documents and other items required to be executed and/or delivered by Borrower, and shall cause to be executed and/or delivered to Lender those of the following documents and other items required to be executed and/or delivered by others, all of which documents and other items shall contain such provisions as shall be required to conform to this Agreement and otherwise shall be satisfactory in form and substance to
Lender:

                  4.1 The Loan Documents.

                  4.2 UCC financing statements perfecting the security interests created by the Security Agreement.

                  4.3 Three copies of a plat of survey (the "Survey") prepared and certified by a registered or certified surveyor in compliance with the 1992 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, including Table A items 1, 2, 3, 4, 6, 7, 8, 9, 10, 11 and 13. The Survey shall be as of a current date and shall bear a statement of the surveyor stating that the Survey and the ALTA certification run to the benefit of Lender and the Title Company.

                  4.4 Such insurance policies and certificates (with premiums prepaid) evidencing builder's risk insurance, all-risk, fire and extended coverage, hazard and comprehensive liability insurance, including contractual liability, workmen's compensation insurance, and such other insurance as Lender reasonably requires covering the Project, in such form, with such endorsements, in such amounts, with deductibles and with such carriers as shall be acceptable to Lender, and naming Lender as an additional insured party on all liability policies and as mortgagee/additional loss payee on the builder's risk and other property damage policies and containing a prohibition against cancellation for nonpayment of premiums or any other reason or modification without thirty days prior written notice to Lender. Any provision of this Section to the contrary notwithstanding, all insurance policies required to be carried under this Agreement shall provide expressly that they shall not be rendered invalid by a waiver of the right of subrogation by any insured and that the insurer shall have no right to be subrogated to Lender. Borrower shall deliver (or cause to be delivered) to Lender either (i) an original of each such insurance policy, or (ii) a copy of each such policy certified by the issuing agent as being a true, correct and complete copy of the original.

                  4.5 An ALTA Construction Loan Policy of Title Insurance (the "Title Policy") issued by the Title Company in the full amount of the Notes insuring that the Mortgage will be a first priority lien upon the fee simple title to the Real Property to the extent of advances made by Lender from time to time under this Agreement, subject to no liens, claims, exceptions or encumbrances except the Permitted Exceptions and containing the following endorsements:

                           (a)      Endorsements for Interim Certification;

                           (b) ALTA Broad Form 3.1 Zoning Endorsement, including coverage for parking and for loading docks and bays and deleting the marketability limitation, based upon the completion of the Project in accordance with the Plans and Specifications;

                           (c) Comprehensive Endorsement No. 1 (in form modified for construction loans);

                           (d)      Access Endorsement;

                           (e)      Survey Endorsement;

                           (f)      Contiguity Endorsement;

                           (g)      Variable Rate Endorsement;

                           (h) Endorsement deleting the creditors' rights exception;

                           (i)      Condominium Endorsement No. 4;

                           (j)      Letter of Credit Endorsement;

                           (k)      Usury Endorsement; and

                           (l) Such additional endorsements as may be reasonably required by Lender based upon its review of the Title Policy and Survey.

                  4.6 Copies of such documents, if any, as Borrower has provided the Title Company in connection with the issuance and underwriting of the Title Policy.

                  4.7 Copies of all recorded documents described in the Title Policy.

                  4.8 Current Uniform Commercial Code, federal and state tax lien and judgment searches, pending suit and litigation searches and bankruptcy court filings searches covering each Obligor and disclosing no matters objectionable to Lender.

                  4.9 A Certificate executed by the Architect containing the following: (a) a detailed list of the final Plans and Specifications of the Work; (b) a statement that such Plans and Specifications are complete in all respects and show all work and material required for construction of the Project, which when completed in accordance therewith, shall render the Project ready for use and occupancy for its intended purposes in compliance with all Applicable Laws; (c) a statement that the Plans and Specifications were prepared in a manner consistent with accepted architectural or engineering practices, as the case may be, and in full compliance with all Applicable Laws relating to the construction of the Project; (d) a list of all certificates, permits, licenses, consents and authorizations of governmental authorities which will be required for the performance of the Work, and a statement that either (i) all such certificates, permits, licenses and other authorizations of governmental authorities which are necessary to construct the Project have been obtained and are in full force and effect, or (ii) there are no impediments to obtaining such certificates, permits, licenses and other authorizations; and (e) a statement that adequate sewer, water, electrical power and other public and private utilities are available to the site in such capacities as to adequately service the Project upon completion thereof.

                  4.10 The consent of the Contractor and the Architect to the collateral assignment of the Construction Contract and the Architectural Contract, respectively, pursuant to the Assignment of Plans.

                  4.11 The Plans and Specifications, which have been approved by Borrower and the Contractor and approved and stamped by the appropriate governmental authorities, including detailed descriptions (with drawings and specifications).

                  4.12 Certified copies of the Construction Contract and the Architectural Contract, all licenses, permits and governmental approvals necessary for the construction, use or operation of the Project and all other documents and instruments relating to performance of the Work.

                  4.13 Opinion letter from Jenner & Block, legal counsel for Borrower opining to the authority of said parties to execute, deliver and perform their respective obligations under the Loan Documents, to the validity and binding effect of the Loan Documents and to such other matters as Lender and its counsel shall require.

                  4.14 A soil test report prepared by a licensed soil engineer approved by Lender and otherwise satisfactory in all respects to Lender containing, among other things, boring logs and the locations of all borings and confirming that no condition exists with respect to the Land which would cause subsidence of any portion of the Land and showing that no state of facts exists which would adversely affect the completion of the Work in accordance with the Plans and Specifications or would require any costs with respect thereto not otherwise provided for in the Budget.

                  4.15 Evidence that (i) no portion of the Real Property is located in an area designated by the Secretary of Housing and Urban Development as having special flood hazards, or if any portion of the Real Property is so located, evidence that flood insurance is in effect; and (ii) no portion of the Real Property is located in a federally, state or locally designated wetland or other type of government protected area.

                  4.16 Certified copies of the Operating Agreement and Articles of Organization of Borrower, together with all amendments thereto, and such resolutions and other documents as Lender deems appropriate evidencing the authority of Borrower to execute and deliver the Loan Documents to which such Persons are a party and to perform the obligations contemplated hereby and thereby.

                  4.17 Certified copies of the general partnership agreement of Member, and certified copies of the articles of incorporation creating the Heartland, together with all amendments thereto, and such resolutions and other documents as Lender deems appropriate evidencing the authority of Borrower and Member to execute and deliver the Loan Documents to which such Persons are a party and to perform the obligations contemplated hereby and thereby.

                  4.18 Certified copies of all service contracts, development agreements and other agreements affecting the use, development or operation of the Project, if any.

                  4.19 Evidence that the environmental condition of the Property is, and the environmental condition of the Project upon completion will be, satisfactory to Lender, including, without limitation, evidence that there are no conditions at or with respect to the Property that require disclosure upon a mortgage, conveyance or other transfer of the Property pursuant to the Illinois Responsible Property Transfer Act. Such evidence shall include, but shall not be limited to, a "Phase I Environmental Audit" (as defined in the Illinois Environmental Protection Act) certified to Borrower and Lender and setting forth an asbestos evaluation and other environmental investigations of the Property and the areas surrounding the Property. Such testing and investigation shall be performed by an "environmental professional" (as defined in the Illinois Environmental Protection Act) acceptable to Lender in a manner satisfactory to Lender.

                  4.20 Evidence that, as of the date of the initial Loan Advance, there has been no material adverse change in the financial or other projections for the Project, the physical condition of the Property or the financial condition of Borrower since the date of the most recent financial statements or projections delivered to Lender or the most recent inspections of the condition of the Property made by the Consultant, as the case may be.

                  4.21 Form of proposed sales contracts and other documents to be used in connection with the sale of the Unit Interests, together with a schedule of minimum sales prices therefor.

                  4.22 An MAI appraisal satisfactory to Lender indicating the aggregate fair market value of the Project is acceptable to Lender.

                  4.23 Certified copies of any sale contracts, letters of intent and other agreements relating to the sale of the Unit Interests that have been executed as of the date of the initial Loan Advance.

                  4.24 A detailed marketing and sales projection, including a projection of the amount of time required to close sales of the Unit Interests.

                  4.25 Copies of the forms of all of the Condominium Documents.

                  4.26 Evidence that the Property is, and upon completion the Project will be, in compliance with all Applicable Laws.

                  4.27 A reasonably detailed Project development and construction schedule specifying all of the projected start and completion dates (or delivery dates) for each component of development of the Project, including each separate component of performance of the Work and each required license, permit or other public or private approval.

                  4.28 Such other assignments, certificates, opinions and other documents, instruments and information affecting or relating to Lender's interest in the Project or the use, operation, development or construction of the Project as Lender may reasonably require.

         5.       DISBURSEMENT OF THE LOAN.
                  ------------------------

                  5.1 Conditions Precedent. In addition to the other conditions set forth herein, the obligation of Lender to make the initial and each subsequent disbursement of the Construction Loan under this Agreement shall be conditioned upon and subject to the payment to Lender of all loan fees then owing from Borrower to Lender and to satisfaction of all of the following conditions:

                           (a) All representations and warranties contained in
                  this Agreement and in the other Loan Documents shall be true in all material respects on and as of the date of such disbursement.

                           (b) Borrower shall have performed all of its
                  obligations under all Loan Documents which are required to be performed on or prior to the date of such disbursement.

                           (c) The Construction Loan shall not be "out of
                  balance" as determined under Section 5.8 below, and the disbursement shall not cause the Construction Loan to be "out of balance."

                           (d) There shall be no material adverse change in the
                  financial condition of Borrower as reasonably determined by Lender.

                           (e) No Event of Default shall have occurred that has
                  not been waived in writing by Lender, and no Unmatured Default shall then exist.

                  5.2 Use of Construction Loan Proceeds; Inspections of the Work. The proceeds of the Construction Loan disbursed to Borrower shall be used by Borrower solely for the purpose of paying (or reimbursement to others for payment of) items of Project Cost actually incurred by Borrower, and, in connection therewith, no Project Cost shall include expenses relating to any development, construction, operating or other cost attributable to any project other than the Project specifically described in this Agreement. Notwithstanding anything contained in this Agreement to the contrary, all inspections of the Work made by Lender, the Consultant or their respective agents, employees and designees shall be solely for Lender's own information and shall not be deemed to have been made for or on account of Borrower or any other party. Borrower hereby specifically relieves Lender of any and all liability or responsibility relating in any way whatsoever to the construction of the Project, including but not limited to, the work thereat, the material or labor supplied in connection therewith, and any errors, inconsistencies or other defects in the Project or the Plans and Specifications.

                  5.3      Disbursement Requests.
                           ---------------------

                           (a) Borrower shall request and Lender shall be
                  required to make disbursement of the Construction Loan not more frequently than once each calendar month. Lender may at any time take such action as it deems appropriate to verify that the conditions precedent to each disbursement have been satisfied, including, without limitation, verification of any amounts due under the Construction Contract or any Subcontract. Borrower agrees to cooperate with Lender in any such action. If in the course of any such verification, any amount shown on any contract or subcontract entered into for the performance of any portion of the Work, or any application for payment, sworn statement or waiver of lien is subject to a possible discrepancy, such discrepancy shall be eliminated by Borrower to Lender's satisfaction. Each request for disbursement shall be made by a letter from the chief financial officer of the Borrower, addressed to Lender, specifying in detail the amount and mode of each disbursement and accompanied by the following, all in form and substance satisfactory to Lender:

                                    (i)  An Owner's Sworn Statement and
                           disbursement request;

                                    (ii) A Contractor's Application for Payment
                           and Sworn Contractor's Statement from Contractor, and a statement of a duly authorized officer of Contractor that all items of construction cost have been incorporated into the Project in accordance with the Plans and Specifications, together with waivers of lien with respect to the current disbursement and all previous disbursements from Contractor and all subcontractors and materialmen to whom payment is to be made, as are required by the Title Company as a condition to issuing the date-down endorsement described in subparagraph 5.3(b) below;

                                    (iii) A certificate of the Architect
                           certifying (based on its diligent investigation of the Project and the Work then performed) (A) that all construction to the date of the request for disbursement has been completed in accordance with the Plans and Specifications; (B) the percentage of completion of each component of the Work; (C) its approval of the request for disbursement; (D) that there has been no material deviation from the contract amount under the Construction Contract or any Subcontract or from the projected time of completion of any component of the Work; and (E) the total construction cost to complete the construction of the Project and that after giving effect to all amounts previously certified for payment, plus the amount then requested, the remaining uncertified and undisbursed funds shall be sufficient to pay all costs required to complete the construction of the Project in accordance with the Plans and Specifications; and

                                    (iv) An inspection report of the Consultant
                           certifying the percentages of completion of the components of the Work and setting forth the amount authorized for disbursement and such other matters as

                           Lender may require (including compliance with the Plans and Specifications). (It is understood and agreed by Borrower that any and all inspections of the Work made by Lender, the Consultant or their respective agents, employees and/or designees shall be solely for Lender's own information and shall not be deemed to have been made for or on account of Borrower or any other party, and that Lender shall have no liability or responsibility relating in any way whatsoever to the construction of the Project, including, but not limited to, the work thereon, the material or labor supplied in connection therewith, and any errors, inconsistencies or other defects in the Plans and Specifications.)

                                    (v)     Such other documents, assignments,
                           certificates and opinions as are required by the Title Company, or as may be reasonably required by Lender.

                           (b) Notwithstanding anything contained in this
                  Agreement to the contrary, Lender shall not be required to make any disbursement of the Construction Loan pursuant to this Agreement until the Title Company is prepared to issue an endorsement to the Title Policy, updating the same to the date of such disbursement and increasing the amount of coverage (including mechanic lien coverage) thereunder to the Principal Balance (taking into account the then current disbursement), and insuring the lien of the Mortgage to be superior to all defects in title other than the Permitted Exceptions and other exceptions hereafter approved by Lender in writing.

                           (c) No disbursement of any amount shown in the Budget
                  as a contingency reserve shall by made without Lender's approval with respect to the type and amount of the requested expenditure, which approval shall not be unreasonably withheld.

                  5.4 Certifications, Representations and Warranties. Each request for disbursement by Borrower shall constitute (a) Borrower's certification that the representations and warranties contained in
         Article 6 below are true and correct in all material respects as of the date of such request, (b) Borrower's certification that Borrower is in compliance with the conditions contained in this Article 5, and (c) Borrower's representation and warranty to Lender, with respect to the Work, materials and other items for which payment is requested that (i) such Work and materials have been incorporated into the Project, free and clear of liens and encumbrances, (ii) the value thereof is as estimated therein, (iii) such Work and materials substantially conform to the Plans and Specifications, this Agreement and all Applicable Laws, and (iv) the requisitioned value of such Work and materials and the amounts of all other items of cost for which payment is requested by Borrower have theretofore been in fact paid for in cash by Borrower or the same are then due and owing by Borrower and (unless Lender disburses funds directly to the parties performing the Work or to the Title Company) will in fact be paid in cash by Borrower within five days after Borrower's receipt of the requested disbursement. Neither review nor approval by Lender of requests for disbursement or any information contained therein or any other information provided to Lender in accordance with the other provisions of this Article 5 shall constitute the acceptance or approval by Lender of any portion of the Work.

                  5.5 Amount of Disbursements; Retainage. Subject to the other conditions and limitations set forth herein, the amount of each disbursement shall be the amount requested by Borrower; provided, however, that (a) Lender shall have the right to retain 10% of each "hard cost" item of Project Cost (other than amounts requested for payment to suppliers of materials only who have either fully delivered all materials or delivered such portion thereof whereby it is reasonable and necessary to fully pay for such materials)(the "Retainage"), which Retainage shall be disbursed in accordance with the provisions of Section 5.10 below, and (b) in no event shall Lender be obligated to disburse for any item an amount in excess of the amount allocated for such item pursuant to the Budget, including any Reserve set aside specifically for such item as provided in Section 5.7 below.

                  5.6 Costs. For purposes of this Agreement, including without limitation, Section 5.2 hereof, (a) the cost of labor and material furnished for the Work shall be deemed to be incurred by Borrower when the labor and material have been incorporated into the Project and the payment therefor is due and payable, (b) the cost of services (other than labor included in the Work) shall be deemed to be incurred by Borrower when the services are actually rendered and the payment therefor is due and payable, (c) real estate taxes, interest and insurance premiums shall be deemed to be incurred by Borrower when such items become due and payable, and (d) any other costs shall be deemed to be incurred by Borrower when the payment therefor is due and payable, but not before the value to be received in return for such cost has been received by Borrower.

                  5.7 Reserves. In addition to any reserves for specific line items that are already established in the Budget, Lender may establish and set aside out of the undisbursed proceeds of the Construction Loan, reserves (collectively, the "Reserves") in such amounts as may be reasonably estimated by Lender from time to time to provide for payment of the items of Project Cost as the same may accrue or become payable prior to the repayment in full of the Construction Loan. Amounts set aside as Reserves shall not be available for disbursement to Borrower for any purpose other than payment of the item or group or items for which the Reserve was established. Based upon the facts then available to Lender, Lender may adjust and reallocate the amount of any Reserve from time to time. Items for which Reserves may be established shall include (i) Loan Expenses, (ii) interest on the Loans, (iii) real estate taxes and assessments, (iv) premiums on insurance policies and bonds (if any) required to be furnished by Borrower hereunder (v) professional fees and (vi) promotion and sale costs.

                  5.8 Loan In Balance. At all times prior to repayment of the Loans in full, (a) the sum of the undisbursed Construction Loan proceeds allocated to each line item in the Budget (including any Reserve specifically set aside for such line item) must be sufficient, in Lender's reasonable determination, to pay the unpaid costs and expenses that will be incurred to complete such item, and (b) the aggregate undisbursed Construction Loan proceeds, as set forth in the Budget, must be sufficient, in Lender's reasonable determination, to pay all unpaid Project Costs and all operating, management and other expenses of the Property through the projected date on which all of the Unit Interests will be sold (or such earlier date by which the Loans will be fully repaid from the proceeds of sales of Unit Interests), as such dates are reasonably determined by Lender from time to time. Lender and Borrower mutually acknowledge that the Budget includes an amount necessary to complete all of the Units. If Lender reasonably determines that (i) the costs and expenses to complete any line item in the Budget exceeds the remaining undisbursed Construction Loan proceeds allocated therefor, or (ii) the remaining Project Costs and all estimated operating, management and other expenses of the Project through the projected date on which all of the Unit Interests will be sold (or such earlier date by which the Loans will be fully repaid from the proceeds of sales of Unit Interests), as such dates are reasonably determined by Lender from time to time, exceeds the sum of the aggregate undisbursed Construction Loan proceeds, as set forth in the Budget, then the Construction Loan shall be deemed "out of balance" to the extent of such excess. The Construction Loan shall also be deemed to be "out of balance" if Lender reasonably determines that the aggregate prices at which the Unit Interests can be sold are less than the aggregate Minimum Sales Prices for the Unit Interests, and/or the pace of the sales of the Unit Interests is slower than that projected by Borrower when establishing the Budget, and, as a result of either of such circumstances, there will not be sufficient revenue generated from the Project to pay all of Borrower's obligations under the Loan Documents as and when required. In the event that Lender determines that the Construction Loan is out of balance, Borrower shall, within five (5) days after written request by Lender, deposit with Lender the amount reasonably required by Lender to eliminate the out-of-balance deficiency, whereupon the sums thus deposited by Borrower with Lender will be disbursed by Lender to complete the Work prior to any further disbursement of Construction Loan proceeds (or, if the Work has been completed, to the repayment of the outstanding principal balance of the Loans and other amounts payable under the Loan Documents). No interest shall be payable to Borrower on the amounts so deposited, nor to Lender on such amounts when disbursed to pay the cost of any Work. Borrower agrees to furnish to Lender, upon request, all information required by Lender to make the determinations described in this Section.

                  5.9      Escrow; Application of Disbursements.
                           ------------------------------------

                  (a) Lender shall make each requested disbursement of the Construction Loan through a construction escrow with the Title Company within ten days after all of the conditions precedent to such disbursement set forth in this Article have been satisfied (including delivery of all documentation required under Section 5.3 above), except that Lender, in its discretion, may make payments of Project Cost directly to Borrower or to the person or entity Lender determines is entitled to such payment or jointly to Borrower and such person or entity. The escrow agreement governing such construction escrow shall be in form and substance acceptable to Lender.

                  (b) Notwithstanding the foregoing, Lender shall not be responsible, liable or obligated to the contractors, subcontractors, suppliers, materialmen, laborers, architects, engineers, or any other parties, for services or work performed, or for goods delivered by them or any of them, in and upon the Land or employed directly or indirectly in the performance of the Work, or for any debts or claims whatsoever accruing in favor of any such parties and against Borrower or others, or against the Project. It is expressly understood and agreed that Borrower is not and shall not be an agent of Lender for any purpose whatsoever. Without limiting the generality of the foregoing, advances made at Lender's option, directly to any contractor, subcontractor or supplier of labor or materials, or any other party, shall not be deemed a recognition by Lender of any third party beneficiary status of any such person or entity.

                  (c) Borrower covenants and agrees that it shall receive all advances of Construction Loan proceeds to be made hereunder by Lender as a trust fund and that Borrower shall withdraw and use said funds solely for the payment of the bills for the labor and materials used in the performance of the Work for which such Construction Loan funds were requested by Borrower, and for the payment of the other items of Project Cost for which such Construction Loan proceeds were requested by Borrower, and for no other purpose whatsoever; however, nothing herein shall impose upon Lender any obligation whatsoever to see to the proper application of any such monies by Borrower.

                  (d) Whenever so requested by Lender, Borrower shall promptly furnish Lender written evidence reasonably satisfactory to Lender that all monies theretofore advanced by Lender pursuant to this Agreement have actually been paid or applied in payment of the cost of performance of the Work and in payment of the other items of Project Cost for which such funds were advanced by Lender, and until such evidence is produced, at the option of Lender, no future or additional payments or advances of Construction Loan funds need be made hereunder.

                  5.10 Release of Retainage. Retainage(s) shall be released as follows:

                  (a) Retainage on any Subcontract shall be released within thirty days after such Subcontract has been fully performed and the following conditions have been satisfied:

                           (i) Borrower has delivered final and unconditional
                  waivers of lien from the subcontractor whose individual Subcontract has been fully performed to the Title Company with copies to Lender;

                           (ii) All conditions precedent to disbursement of
                  proceeds of the Construction Loan as set forth in this Agreement have been fully satisfied; and

                           (iii) Lender has received a certificate in writing
                  signed by a duly authorized officer of Contractor and Architect certifying that the Work provided for in the Subcontract has been fully and satisfactorily completed in accordance with the Plans and Specifications, and in compliance with all Applicable Laws, and the Consultant has approved all such Work.

                  (b) Final disbursement of construction retainages to the Contractor for the Work not previously released shall be made upon satisfaction of the following conditions in addition to satisfaction of the other conditions precedent for disbursement of proceeds of the Construction Loan by Lender:

                           (i) Borrower has delivered to Lender (A) a
                  certificate in writing signed by a duly authorized officer of the Contractor certifying that all obligations of the Contractor under the Construction Contract and all obligations of the subcontractors under the Subcontracts have been fully performed, and (B) a certificate signed by the Architect, certifying that the construction of the Work has been completed in all respects in accordance with the Plans and Specifications and the use and occupancy of the Project is permitted under all Applicable Laws;

                           (ii) If requested by Lender, Lender shall have
                  received a certificate in writing signed by the Consultant certifying that the construction of the Work has been completed in all respects in accordance with the Plans and Specifications and the use and occupancy of the Project is permitted under all Applicable Laws;

                           (iii) Borrower has delivered to Lender all applicable
                  licenses or permits necessary for the use of the Project, including without limitation, a final, unconditional certificate of occupancy the Project;

                           (iv) Borrower has delivered to Lender original
                  policies of fire and extended coverage insurance as herein required, with Lender named as mortgagee and as an additional insured party and loss payee;

                           (v) The Title Company is unconditionally prepared to
                  issue its final updated ALTA loan policy of title insurance covering the Principal Balance, subject only to the Permitted Exceptions and other exceptions approved by Lender in writing, and containing its final forms of Comprehensive Endorsement 1 and ALTA 3.1 Zoning Endorsement (without exception and based on as-built conditions), full coverage against all mechanics' liens and such other endorsements as are required under
                  Section 4.5 above;

                           (vi) Borrower has delivered to the Title Company and
                  Lender final and unconditional waivers of lien from the Contractor and all subcontractors and materialmen who have supplied labor or material in connection with the Work and who have not previously submitted such final waivers.

         6. REPRESENTATIONS AND WARRANTIES. In order to induce Lender to execute this Agreement and to make the Loans, Borrower represents and warrants to Lender as follows:

                  6.1 Borrower. Borrower is a duly formed limited liability company, validly existing and in good standing in the State of Illinois and has full power and authority to execute and deliver the Loan Documents and to perform its obligations hereunder and thereunder. Member is the sole member of Borrower and Borrower is managed solely by Member. The Amended and Restated Limited Liability Company Agreement dated as of May 9, 1997, creating Borrower and the Articles of Organization of Borrower, copies of which have been furnished to Lender, are in effect, unamended and is the true, correct and complete documents relating to Borrower's creation and governance. Borrower, Member and their affiliates have fully complied with all applicable securities and other laws and regulations in connection with the formation of Borrower and the sale and offer for sale of interests therein.

                  6.2 Member. Member is a duly formed general partnership validly existing and in good standing in the State of Illinois and has full power and authority to execute and deliver the Loan Documents and to perform its obligations hereunder and thereunder. Heartland Partners, L.P., a Delaware limited partnership and Heartland are the sole general partners of Member. The Amended and Restated Partnership Agreement dated as of June 27, 1990 creating Member, a copy of which has been furnished to Lender, is in effect, unamended and is the true, correct and complete documents relating to Member's creation and governance. Member has fully complied with all applicable securities and other laws and regulations in connection with the formation of Member and the sale and offer for sale of interests therein.

                  6.3 Heartland. Heartland is a duly formed corporation under the laws of the State of Delaware, validly existing, in good standing and fully qualified to do business in the State of Illinois. The articles of incorporation and by-laws of Heartland, copies of which have been furnished to Lender, are in effect, unamended, and are the true, correct and complete documents relating to Heartland's creation and governance.

                  6.4 Title. Borrower owns good and marketable fee simple title to the Real Property and the Personal Property. The Real Property and the Personal Property are owned free and clear of all liens, claims and encumbrances, except the Permitted Exceptions.

                  6.5 Improvements. Subject to the terms and conditions contained in this Agreement, Borrower intends to improve the Land with the Improvements. The Work will be performed in accordance with the provisions of the Plans and Specifications and the Budget and all of the other requirements of this Agreement.

                  6.6 Validity and Enforceability of Documents. Upon the execution and delivery of the Loan Documents, the Loan Documents shall be valid and binding upon the parties that have executed the same in accordance with the respective provisions thereof, and enforceable in accordance with the respective provisions thereof, subject only to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditor's rights. Execution, delivery and performance of the Loan Documents do not and will not contravene, conflict with, violate or constitute a default under the Operating Agreement creating Borrower, the certificate of formation of Borrower, or any Applicable Law or any agreement, indenture or instrument to which Borrower, Member or Heartland is a party or is bound or which is binding upon or applicable to the Project or any portion thereof.

                  6.7 Litigation. There is not any condition, event or circumstance existing, or any litigation, arbitration, governmental or administrative proceeding, action, examination, claims or demand pending or, to the best of Borrower's knowledge after due inquiry, threatened affecting Borrower, Member or Heartland or the Project, or involving the validity or enforceability of the Loan Documents or involving any risk of a judgment or liability which, if satisfied, would have an adverse effect on the financial condition, business or properties of Borrower, Member or Heartland or the priority of the lien of the Mortgage, or which would prevent Borrower or Member from complying with or performing its obligations under this Agreement, the Notes, or any of the other Loan Documents within the time limits set forth therein for such compliance or performance and no basis for any such matter exists.

                  6.8 Utilities; Authorities. All utilities necessary for use, operation and occupancy of the Project (including, without limitation, water, storm sewer, sanitary sewer and drainage, electric, gas and telephone facilities) are available at the boundaries of the Land (or in the streets adjoining the Land), and all requirements for the use of such utilities have been fulfilled. All building, zoning, safety, disabled persons, health, fire, water district, sewerage and environmental protection agency permits and other licenses and permits which are required by any governmental authority for construction of the Improvements, and the use, occupancy and operation of the Project in accordance with the Plans and Specifications have been obtained by or furnished to Borrower and are in full force and effect or will be obtained by and maintained in full force and effect by Borrower when and as required by any governmental authority.

                  6.9 Solvency. Each Obligor is solvent and able to pay such Obligor's debts as such debts become due, and has capital sufficient to carry on such Obligor's present business transactions. The value of each Obligor's property, at a fair valuation, is greater than the sum of such Obligor's debts. No Obligor is bankrupt or insolvent, nor has any Obligor made an assignment for the benefit of such Obligor's creditors, nor has there been a trustee or receiver appointed for the benefit of such Obligor's creditors, nor has there been any bankruptcy, reorganization or insolvency proceedings instituted by or against any Obligor, nor will any Obligor be rendered insolvent by such Obligor's execution, delivery or performance of the Loan Documents or by the transactions contemplated thereunder.

                  6.10 Financial Statements. All financial statements submitted to Lender relating to Borrower, Heartland and the Project are true, complete and correct, and have been prepared in accordance with sound accounting principles consistently applied and fairly present the financial condition of the Person to which they pertain and the other information therein described and do not contain any untrue statement of a material fact or omit to state a fact material to the financial statement submitted or this Agreement. No material adverse change has occurred in the financial condition of Borrower, Heartland, any Guarantor or the Project since the dates of each such financial statements.

                  6.11 Compliance with Laws. Upon completion of the Work in accordance with the Plans and Specifications, the Project and the use, occupancy and operation thereof for their intended purposes will not, violate any Applicable Laws, any contractual arrangements with third parties or any covenants, conditions, easements, rights of way or restrictions of record. Neither Borrower nor any agent thereof has received any notice, written or otherwise, alleging any such violation, which violation has not previously been cured. Upon completion of the Work in accordance with the Plans and Specifications, the Project will be in full compliance and conformity with all zoning requirements, including without limitation, those relating to setbacks, height, parking, floor area ratio, fire lanes and percentage of land coverage, and will not be a non-conforming or special use.

                  6.12 Construction Contract. Pursuant to the Construction Contract, the Contractor has agreed to construct the Improvements. The Construction Contract is in full force and effect, unamended, and no default exists thereunder by either party thereto. In the event of any conflict between the terms of the Construction Contract, other Subcontracts and this Agreement or any other Loan Document, Borrower shall abide by and shall cause the Contractor to act in accordance with the provisions of the Loan Documents.

                  6.13 Subcontracts. Borrower has delivered to Lender true, complete and correct copies of all Subcontracts that have been entered into prior to the date hereof. The Subcontracts that have been entered into prior to the date hereof are in full force and effect, unamended, and no default exists thereunder by any party thereto.

                  6.14 Architectural Contract. Pursuant to the Architectural Contract, the Architect has agreed to perform architectural services in connection with the design and construction of the Improvements. The Architectural Contract is in full force and effect, unamended, and no default exists thereunder by either party thereto.

                  6.15 Plans and Specifications. Borrower has delivered to Lender true, complete and correct copies of all of the plans and specifications listed in Exhibit D attached hereto and the plans and specifications listed in Exhibit D are the Plans and Specifications which have been approved by Lender.

                  6.16 Budget. The Budget is a true, complete and correct budget with respect to the costs of the Work (including both hard costs and soft costs associated therewith). The total of all Project Costs as specified in the Budget will not exceed $5,250,000.

                  6.17 Financing Statements. There are no UCC financing statements in effect other than those to be filed and/or recorded by Lender which name Borrower as debtor and pertaining to any rights in any of the Personal Property.

                  6.18 Event of Default. No Event of Default has occurred, and no Unmatured Default shall then exist.

                  6.19 Responsible Property Transfer Act. To Borrower's knowledge, there are no facilities on the Real Estate that are subject to reporting under Section 312 of the federal Emergency Planning and Community Right-To-Know Act of 1986, 43 U.S.C. Section 11022, and federal regulations promulgated thereunder. To Borrower's knowledge, the Real Estate does not contain any underground storage tanks. The Real Estate is not "real property" as the term is defined under Section 3 of the Responsible Property Transfer Act of 1988 (765 ILCS 90/1, et seq.), as now or hereafter amended ("RPTA"). Neither the making of the Loans by Lender nor the granting of a lien or security interest in the Project to Lender by Borrower is subject to RPTA.

                  6.20 Federal Interstate Land Sales Full Disclosure Act; Illinois Land Sales Registration Act of 1989. The Sale of the Units is exempt from the registration and disclosure requirements of the Federal Interstate Land Sales Disclosure Act, 15 U.S.C. Section 1701 et seq., and the Illinois Land Sales Registration Act of 1989, 765 ILCS 85/1 et seq.

                  6.21 Additional Agreements. There are no management, leasing, development or other agreements in existence that affect the Project, other than those described in the schedule of Permitted Exceptions or as described in Exhibit B of the Assignment of Plans.

         All representations and warranties which have been made by Borrower in this Agreement or the other Loan Documents shall be true in all respects at the time of each disbursement of the Construction Loan, and in the event of any material breach, misrepresentation or omission, Lender shall have the absolute right to terminate its obligations under this Agreement (without any obligation to refund any loan or other fees previously paid), and upon demand by Lender, Borrower shall reimburse Lender for the Loan Expenses, and Lender shall be entitled to recover from Borrower all losses and damages resulting therefrom.

         7.       BORROWER'S COVENANTS.
                  --------------------

                  7.1 Manner of Construction. Borrower shall, at its sole cost and expense, cause the construction of the Project to be diligently and expeditiously carried out, in a good and workmanlike manner, in accordance with the Plans and Specifications and all Applicable Laws. All materials, fixtures, equipment or articles used in the renovation, construction or equipping of the Project shall comply with the Plans and Specifications. Without limiting the generality of the foregoing, Borrower will cause construction to continue without interruption until completion, and to be completed in accordance with the Plans and Specifications and Applicable Laws prior to July 31, 2000. Construction of the each Unit shall not be deemed to be complete until the Architect and the Consultant have certified that each Unit can be used and occupied in accordance with all Applicable Laws and a final, unconditional certificate of occupancy has been issued by the city of Chicago therefor.

                  7.2 Certificate of Completion. Within fifteen days after each Unit is completed, Borrower shall deliver to Lender a certificate of the Architect stating that the Unit has been completed in accordance with the Plans and Specifications and all Applicable Laws.

                  7.3 Change Orders. Borrower shall not, without the prior written approval of Lender, make or permit any modification of the Plans and Specifications, or amend or modify the Construction Contract, the Architectural Contract or enter into any change orders or additional contracts for the performance of any portion of the Work; provided, however, Borrower shall have the right to enter into one or more change orders without Lender's consent, so long as (a) no Event of Default or Unmatured Default exists under this Agreement or any of the other Loan Documents, (b) the change order does not individually result in a change in the cost of constructing the Project of more than $50,000, (c) the change order does not, together with all other change orders, result in a change in the cost of constructing the Project of more than $200,000, (d) the change order does not affect any structural portion of the Project, the overall appearance of the Project or the use or operation of the Project in any material respect, and (e) any increased cost resulting from the change order is paid for from the contingency line item in the Budget. In any event, Borrower shall deliver to Lender copies of all such change orders not requiring Lender's prior approval, together with all related documentation, no later than ten days after the execution thereof. Except to the extent expressly permitted in this Section, Borrower shall not, without the prior written approval of Lender, the Consultant and the Architect, make or permit any change in the Plans and Specifications.

                  7.4 Compliance with Laws. Borrower shall comply or cause compliance with all Applicable Laws governing the construction, development, use and operation of the Project and the development, operation and sale of the Units. Evidence of such compliance shall be submitted to Lender on request.

                  7.5 Inspection. Upon reasonable prior written or oral notice (which shall not be required in the event of an emergency), Borrower shall permit inspection of the Property by Lender, the Consultant and any other agent or designee of Lender. In addition, upon reasonable prior written or oral notice (which shall not be required in the event of an emergency), Borrower shall permit Lender and/or its agents and designees access to and the right to inspect, audit and copy all books, records, contracts and other documents and information relating to Borrower or the Property. Lender shall use reasonable efforts to keep confidential all information and documentation obtained by Lender in connection with such audits and inspections, except to the extent that Lender determines, in its reasonable discretion, a need to disclose same; provided, however, under no circumstances shall Lender have any liability to Borrower in the event of an unintentional disclosure or disclosure deemed necessary by Lender. All such books, records and accounts of operations relating to the Property shall be kept in accordance with sound accounting practices consistently applied. Borrower shall promptly respond to any inquiry from Lender for information with respect to the Property, which information may be verified by Lender at Borrower's expense; provided, however, that Lender shall at all times be entitled to rely upon any statements or representations made by Borrower or any agent thereof.

                  7.6 Mechanics' Liens. Borrower shall not permit any mechanics' lien claims to be filed or otherwise asserted against the Project or against any funds due any contractor or subcontractor, and Borrower shall promptly (and in any event within fifteen days after Borrower has received notice of such filing) discharge or cause to be discharged the same in case of the filing of any claims for lien or proceedings for the enforcement thereof; provided that in connection with any such lien or claim which Borrower may in good faith desire to contest, Borrower may contest the same by appropriate legal proceedings diligently prosecuted, but only if Borrower shall furnish to the Title Company such security or indemnity as the Title Company requires to induce the Title Company to issue an endorsement to the Title Policy insuring over the exception created by such lien, and provided further, that Lender shall not be required to make any further disbursements of the Construction Loan until any mechanics' lien claims have been so insured against by the Title Company.

                  7.7 Release by Lender. With respect to the matters set forth in Section 7.6 above, if Borrower shall (a) fail promptly to discharge any asserted liens or claims, or (b) fail promptly to contest asserted liens or claims or to give security or indemnity in the manner provided in Section 7.6 above, or (c) having commenced to contest the same, and having given such security or indemnity, fail to prosecute such contest with diligence, or to maintain such indemnity or security so required by the Title Company for its full amount, or (d) upon adverse conclusion of any such contest, fail promptly to cause any judgment or decree to be satisfied and lien to be released, then Lender may, but shall not be required to, procure the release and discharge of any such claim and any judgment or decree thereon and, further, may, in its sole discretion, effect any settlement or compromise of the same, or may furnish such security or indemnity to the Title Company, and any amounts so expended by Lender, including premiums paid or security furnished in connection with the issuance of any surety company bonds, shall be deemed to constitute disbursements of the proceeds of the Loans hereunder and shall bear interest from the date so disbursed until paid at the Default Rate. In settling, compromising or discharging any claims for lien, Lender shall not be required to inquire into the validity or amount of any such claim.

                  7.8 Financial Statements; Reports. Borrower shall deliver or cause to be delivered to Lender each month, a detailed report showing the progress of the Work, the number of reservation deposits for Units made, if any, and the number of sales contracts for Units entered into by Borrower during the immediately preceding month, if any, and the status of all reservation deposits and sales contracts entered into prior thereto, if any. In addition to such progress reports and any other financial statements required to be delivered to Lender pursuant to the provisions of any of the other Loan Documents, Borrower will from time to time furnish to Lender such information and reports, financial and otherwise, concerning Borrower, Member and Heartland, the performance of the Work and the operation of the Project as Lender reasonably requires, including, without limitation, the following:

                           (a) Within ninety days after the end of each calendar
                  year, compiled financial statements of the Project on a form acceptable to Lender, setting forth the information therein required as of December 31 of the immediately preceding year, containing income and expense statements and a balance sheet. The financial statements shall be prepared by an independent accounting firm in accordance with generally accepted accounting principles consistently applied and shall be certified by the chief financial officer of Borrower as fairly and accurately presenting the information contained therein.

                           (b) Within ninety days after the end of each calendar
                  year, financial statements and the federal and state income tax returns for Borrower, Member and Heartland, such financial statements to be on Lender's standard form or another form acceptable to Lender, setting forth the information therein required as of December 31 of the immediately preceding year, and certified by such Person as fairly and accurately presenting the information contained therein.

                           (c) Within ninety days after the end of each calendar
                  year, detailed cash flow statements for the preceding calendar year, on a form acceptable to Lender, for all income producing properties listed on the financial statements of Borrower, Member and Heartland, certified by the chief financial officer of such Person, as fairly and accurately presenting the information contained therein.

                  7.9 Affirmation of Representations and Warranties. Borrower agrees that all representations and warranties of Borrower contained in
         Article 6 hereof shall remain true in all material respects at all times until the Construction Loan is repaid in full.

                  7.10 Title. Except for (i) the Mortgage and other security for the Loans, (ii) the lien of general real estate taxes payment of which is not yet due, (iii) mechanics' liens which are contested in the manner permitted in Paragraphs 7.6 above, and (iv) any other Permitted Exceptions, Borrower shall keep its fee simple title to the Project free and clear of all liens, claims and encumbrances, whether senior or junior to or at parity with the Mortgage.

                  7.11 Proceedings Affecting Property. If any proceedings are filed seeking to enjoin or otherwise prevent or declare invalid or unlawful the construction, occupancy, use, maintenance or operation of the Project, or any portion thereof, Borrower shall cause such proceedings to be vigorously contested in good faith, and in the event of an adverse ruling or decision, prosecute all allowable appeals therefrom, and shall, without limiting the generality of the foregoing, resist the entry or seek the stay of any temporary or permanent injunction that may be entered, and use its best efforts to bring about a favorable and speedy disposition of all such proceedings. All such proceedings, including without limitation, all of Lender's costs, and fees and disbursements of Lender's counsel in connection with any such proceedings, whether or not Lender is a party thereto, shall be at Borrower's expense. To the extent that Lender incurs any such expenses, including attorneys' fees and fees and charges for court costs, bonds and the like, Borrower shall reimburse Lender for such expenses and the amount due Lender shall bear interest from the date so incurred by Lender until repaid to Lender at the Default Rate and shall be payable to Lender on demand.

                  7.12 Disposal and Encumbrance of Property. Except as expressly permitted pursuant to Article 12 below, Borrower shall not, without Lender's prior written consent, suffer, permit or enter into any agreement for any sale, lease, transfer, or in any way encumber or dispose of or grant or suffer any security or other assignment (collateral or otherwise) of or in all or any portion of the Project. Any consent given by Lender or any waiver of default under this Section, shall not constitute a consent to, or waiver of any right, remedy or power of Lender under any subsequent default hereunder.

                  7.13 Insurance. Borrower shall pay all premiums on all insurance policies required from time to time under this Agreement, and thirty days prior to expiration of any such policies, Borrower shall furnish to Lender, with premiums prepaid, additional and renewal policies in form, and with companies, coverage, deductibles and amounts satisfactory to Lender. In the event of failure by Borrower to provide such insurance, Lender may, but shall not be required to, place insurance and treat the amounts expended therefor as disbursements of Loans proceeds and such amounts from the date so expended by Lender until repaid to Lender shall bear interest at the Default Rate.

                  7.14 Performance of Obligations; Notice of Default. Borrower shall promptly and fully perform and comply in all respects with the obligations, terms, agreements, provisions and requirements of this Agreement and the other Loan Documents and all other documents and instruments relating thereto and will not permit to occur any default or breach hereunder or thereunder. Borrower shall promptly give to Lender notice of the occurrence of any Unmatured Default or of any event that could have a material adverse effect on any security for the Loans or on Borrower's ability to perform its obligations under this Agreement or any of the other Loan Documents.

                  7.15 Subcontracts. Borrower shall deliver to Lender a copy of each Subcontract entered into by the Contractor within ten days of its receipt, if at all.

                  7.16 Restrictions Affecting Borrower. Borrower covenants and agrees that, without the prior written consent of Lender, there shall not occur: (i) any amendment or modification of the Borrower's operating agreement or the certificate of formation of Borrower, (ii) the admission of any new members to Borrower. At all times prior to the repayment of the Loans, (A) the Member shall be the sole member of Borrower; (B) Borrower shall not make or permit any distributions of cash flow or cash proceeds to Member or any partner, subpartner, member, shareholder, officer, director or affiliate of Borrower or Member and all positive cash flow from the Project shall be paid to Lender and applied to the repayment of the Principal Balance; (C) Borrower shall not enter into any contract or agreement for the provision of services or otherwise with respect to the Project with any partner, subpartner, member, shareholder, officer, director or affiliate of any partner of Borrower or Member unless such contract or agreement is an arms-length, market rate agreement and is cancelable upon thirty days written notice from any owner of the Project; and (D) neither Borrower nor Member shall be dissolved or its existence terminated; provided, however, as long as the Letter of Credit is surrendered to Lender and not drawn upon, Borrower shall be able to make distributions of cash flow or cash proceeds to Member as a result of sales of the condominiums in the Tower Residence Building located at 333 N. Des Plaines Avenue, Chicago, Illinois 60661.

                  7.17 Use of Receipts. Borrower shall cause all rents and other income and receipts realized and received by Borrower, if any, from and in connection with the Project to be used for the purpose of paying the actual costs and expenses incurred by Borrower in connection with the ownership, operation, management and repair of the Project, including without limitation, operating expenses, real estate taxes, insurance premiums and interest on the Loans. Borrower shall cause all sale proceeds and other income and receipts realized and received by Borrower, if any, from and in connection with the Project to be used for the purpose of repaying the Loans, as more fully described in the Mortgage Note, Section 3.3 and Section 12.2 of this Agreement.

                  7.18 Budget. Borrower shall not make any changes in the expenses contained in the Budget without the prior written consent of Lender. Borrower shall not be entitled to reallocate among line items in the Budget without the prior written consent of Lender, which consent shall not be unreasonably withheld if Borrower has (i) proposed the reduction of a line item and the reallocation of the amount of such reduction to other line items in the Budget, and (ii) provided Lender with satisfactory evidence that the reduction of a line item is appropriate and reasonable because the amount originally set forth with respect thereto will not be required to complete said item.

                  7.19 Management and Leasing Agreements; Subordination. Borrower shall not amend, extend, substitute or enter into any new management or leasing agreement covering all or any portion of the Project without Lender's prior written consent. In the event that Lender grants such consent, Borrower shall cause the manager or leasing broker under said agreement to enter into an agreement with Lender, acceptable in form and substance to Lender, pursuant to which said manager or broker subordinates its liens for unpaid fees to the liens of the Mortgage and the other Loan Documents.

                  7.20 Additional Documents. Borrower shall not execute or record any document pertaining to, affecting or running with all or any portion of the Property, including, without limitation, any condominium declaration or plat, without the prior written approval of Lender of the form and substance of such documents, which approval shall not be unreasonably withheld. Upon granting such approval, Lender agrees to execute such consents and subordination agreements with respect to such condominium documents as are acceptable to Lender in its reasonable discretion.

                  7.21 Sale to Investors. Without the prior written consent of Lender, which consent may be granted or denied at Lender's sole discretion, Borrower shall not knowingly sell multiple Unit Interests to investors or syndicators who are acquiring such Unit Interests with the intent to resell them.

                  7.22 Condominium Act. As soon as reasonably requested by Lender, and in any event at least thirty (30) days prior to the sale of the first Unit Interest, Borrower shall take all necessary actions and execute, deliver, record (except recording of such documents shall not take place until immediately prior to such first sale) and file all necessary documents and instruments (including, without limitation, the condominium plats for the residential condominiums constituting part of the Project) to cause the Property to be submitted and made subject to the provisions of the Condominium Laws and to comply with all other legal requirements relating to the development of the Property as a condominium project; provided, however, that Borrower shall not take any such action or execute, deliver, record or file any such documents or instruments without first (a) providing Lender with written notice of such actions and copies of such documents and instruments and (b) obtaining Lender's written consent thereto, which consent shall not be unreasonably withheld. Borrower shall not terminate, amend or otherwise modify any of the Condominium Documents without Lender's prior written consent, which consent shall not be unreasonably withheld. Upon recordation of the plat of condominium, the condominium declaration and the other Condominium Documents required to be recorded, Borrower shall cause the Title Company to add to the Title Policy a Condominium Endorsement (No. 4) in form and substance acceptable to Lender. At all times after such recordation, Borrower shall, to the extent permitted by the Condominium Laws and the Condominium Documents, take all actions in its capacity as developer, declarant, manager, unit owner and otherwise to cause the Property (including, without limitation, all common elements) to (i) be insured, (ii) remain free and clear of all liens and encumbrances except the Permitted Exceptions and any other exceptions hereafter approved by Lender in writing, and (iii) be operated in accordance with all of the requirements of this Agreement and the other Loan Documents.

                  7.23 Survey. Within thirty days subsequent to the completion of the foundation of the Building and as a condition to any subsequent disbursement by Lender, the Survey shall be updated to show the location of such foundation; that such foundation is within all applicable lot, side, rear and set-back lines; and that there are no encroachments by the improvements over easements or adjoining property. Within thirty days subsequent to the completion of the exterior walls and roof of the Building and as a condition to any subsequent disbursement by Lender, the Survey shall be updated to show the Building "as built" and to show the location of all utilities and any additional easements or other matters of record affecting the Project.

                  7.24 Borrower's Accounts. Borrower shall maintain the operating, earnest money and reserve accounts for the Property with Lender and pledge the operating and reserve accounts to Lender as security for the Loans.

                  7.25 Ineligible Securities. Borrower represents and warrants that no portion of any advance or loan made hereunder shall be used directly or indirectly to purchase ineligible securities, as defined by applicable regulations of the Federal Reserve Board, underwritten by any affiliate of Banc One Corporation during the underwriting period and for thirty (30) days thereafter.

         8. LOAN EXPENSES. Borrower agrees to pay all of the Loan Expenses. Any Loan Expenses paid by Lender shall bear interest commencing on the date demand for repayment thereof is made by Lender until repaid to Lender at the Default Rate and shall be paid by Borrower upon demand, or may be paid by Lender at any time by disbursement of proceeds of the Loans. Any Loan Expenses paid by Lender shall be reimbursed to Lender by Borrower regardless of whether there shall be any disbursements of the Loans.

         9. LENDER'S REPRESENTATIVES. Lender, at Borrower's expense, shall have the right to engage personnel in connection with negotiation, documentation, administration and servicing of the Construction Loan, including without limitation, the Consultant, to (i) review and approve the Plans and Specifications, (ii) review and approve Borrower's final construction budget,
(iii) conduct monthly inspections of the Work and report on the progress of construction thereof, (iv) review and approve all change orders, (v) review and approve applications for disbursements and accompanying documents, (vi) issue reports and certificates to Lender, (vii) inspect the structural, mechanical, electrical, plumbing, HVAC and roof systems constituting the Work, (viii) determine whether the Work has been completed in accordance with the Plans and Specifications, and (ix) provide other services as requested by Lender, and Borrower shall fully cooperate with the Consultant and other personnel in all reasonable respects in connection therewith.

         10. EVENTS OF DEFAULT. The occurrence of any one or more of the following shall constitute an "Event of Default":

                  (a) Failure by Borrower or any other obligor to pay on or before the fifth day following the date when due any installment of principal or interest or any other amount payable pursuant to the Notes, this Agreement or any of the other Loan Documents.

                  (b) Failure by Borrower to promptly perform or cause to be performed any non-monetary obligation or observe any non-monetary condition, covenant, term, agreement or provision required to be performed or observed by Borrower or any other obligor under this Agreement, the Notes, the Mortgage, the Indemnity Agreement or any of the other Loan Documents; provided, however, that if such failure by its nature can be cured, then so long as the continued operation and safety of the Project, and the priority, validity and enforceability of the lien created by the Mortgage or any of the other Loan Documents and the value of the Project are not imminently impaired, threatened or jeopardized, then Borrower shall have a period (the "Cure Period") of thirty days after written notice from Lender of any such failure of performance or observance to cure or cause the cure of the same, and an Event of Default shall not be deemed to exist during the Cure Period, provided further that if Borrower commences to cure such failure during the Cure Period and is diligently and in good faith attempting to effect such cure, the Cure Period shall be extended until such failure is cured, but in no event shall the Cure Period be longer than 90 days in the aggregate. The foregoing Cure Period is intended only to apply in circumstances not referred to in any of the other paragraphs of this Section; Borrower's right to a grace or cure period, if any, with respect to such other circumstances are to be governed by the provisions of such other paragraphs.

                  (c) The existence of any material inaccuracy or untruth in any representation, or warranty contained in this Agreement or any other Loan Documents, or of any statement or certification as to facts delivered to Lender by or on behalf of Borrower.

                  (d) A discontinuance of the construction of the Work for a period of fifteen consecutive days (unless otherwise approved by Lender), other than a discontinuance resulting from strikes, acts of God, adverse weather conditions or other occurrences beyond the reasonable control of Borrower (it being understood that a delay caused by an insufficiency of funds shall not be deemed to be beyond the control of Borrower), or any delay in the Work, regardless of cause, the result of which may be, in Lender's sole judgment, that the Work will not be substantially completed prior to July 31, 2000.

                  (e) At any time Borrower, Member or Heartland files a voluntary petition in bankruptcy, or is adjudicated a bankrupt or insolvent, or institutes (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, dissolution, liquidation or similar proceedings under any present or future federal, state or other statute or law, or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of its creditors, or seeks or consents to the appointment of any receiver, trustee or similar officer for all or any substantial part of its property.

                  (f) The commencement of any involuntary petition in bankruptcy against Borrower, Member or Heartland or the institution against Borrower, Member or Heartland of any reorganization, arrangement, composition, readjustment, dissolution, liquidation or similar proceedings under any present or future federal, state or other statute or law, or the appointment of a receiver, trustee or other officer for all or any substantial part of the property of Borrower, Member or Heartland which remains undismissed or undischarged for a period of thirty days.

                  (g) Borrower intentionally causes or knowingly permits any of the Work to be performed in a manner which is materially contrary to the Plans and Specifications or any provisions of this Agreement or the other Loan Documents.

                  (h) Any sale, transfer, lease, assignment, conveyance, financing, lien, encumbrance or other transaction made in violation of this Agreement.

                  (i) Failure of Borrower for a period of thirty days after Lender's demand to procure the reversal, dismissal or disposition to Lender's satisfaction of any order enjoining or otherwise preventing or declaring invalid or unlawful the construction, occupancy, maintenance, operation or use of the Project, or any portion thereof, in the manner required by the terms of this Agreement, or of any proceedings which could or might affect the validity or priority of the lien of the Mortgage or any of the other security for the Loans, or which could materially affect Borrower's ability to perform its obligations under this Agreement or the other Loan Documents, except that Borrower shall have the right to contest by appropriate proceedings the validity of such order if and only if Borrower shall, within thirty days after Lender's demand aforesaid, (i) places a bond with Lender in an amount, form, content and issued by a surety reasonably acceptable to Lender for adequate security from such order, or, if acceptable to Lender (ii) cause the Title Company to issue an endorsement to the Loan Policy insuring against loss or damage on account of any such order.

                  (j) The attachment, seizure, levy upon or taking of possession by any receiver, custodian or assignee for the benefit of creditors of all or a substantial part of the property of Borrower, Member or Heartland which is not stayed or dismissed within thirty days after the occurrence thereof.

                  (k) The assignment or attempted assignment of this Agreement by Borrower without Lender's prior written consent.

                  (l) The filing or threatened filing of any condemnation or administrative proceeding or litigation against the Project or any casualty thereto which would in any way impair the completion of the Work prior to the applicable date required therefor or the full utilization of the Project once completed.

                  (m) The filing of formal charges under any federal, state or local law, statute or ordinance for which Borrower's forfeiture of all or any portion of the Project is a potential penalty.

                  (n) The occurrence of any material default or event of default by Borrower pursuant to the Borrower's financing agreements with Corus Bank in connection with Borrower's construction of Phase I of Kinzie Park located in Chicago, Illinois.

                  (o) The occurrence of an Event of Default under any of the other Loan Documents.

         11. REMEDIES. Upon the occurrence of any Event of Default, Lender, in addition to availing itself of any remedies conferred upon it at law or in equity and by the terms of the Notes, the Mortgage and the other Loan Documents, may pursue any one or more of the following remedies first, concurrently or successively with each other and with any other available remedies, it being the intent hereof that none of such remedies shall be to the exclusion of any others:

                  (a) Take possession of the Project and complete the Work and do anything necessary or desirable in Lender's sole judgment to fulfill the obligations of Borrower hereunder, including either the right to avail itself of and procure performance of the Construction Contract, any Subcontracts or any other contract entered into for the performance of all or any portion of the Work (or any substitute therefor), or to let new or additional contracts with the same contractors or subcontractors or others, and to employ watchmen to protect the Project from injury. Without restricting the generality of the foregoing and for the purposes aforesaid, Borrower hereby appoints and constitutes Lender its lawful attorney-in-fact with full power of substitution (i) to complete the Work in the name of Borrower; (ii) to use portions of the Construction Loan or other funds which may be reserved, escrowed or set aside for any purposes hereunder at any time to complete the Work;
         (iii) to make changes in the Plans and Specifications which shall be reasonably necessary or reasonably desirable to complete the Work; (iv) to retain or employ new general contractors, subcontractors, architects, engineers and inspectors as shall be required for such purposes; (v) to pay, settle or compromise all existing bills and claims, which may be liens or security interests or to avoid such bills and claims becoming liens or security interests against the Project, or as may be necessary or desirable for the completion of the Work or for the clearance of title; (vi) to execute all applications and certificates in the name of Borrower which may be required by any of the Loan Documents; (vii) to prosecute and defend all actions or proceedings in connection with the Work; (viii) to take such action and require such performance as it deems necessary under any of the bonds to be furnished pursuant to the provisions hereof and to make settlements and compromises with the surety or sureties thereunder, and in connection therewith, to execute instruments of release and satisfaction; it being understood that the foregoing power of attorney is coupled with an interest and cannot be revoked. All sums expended by Lender pursuant to this Article 11 shall be deemed to have been paid to Borrower and secured by the Mortgage and the other Loan Documents, and shall bear interest at the Default Rate until repaid to Lender.

                  (b) Withhold further disbursements of proceeds of the Construction Loan.

                  (c) Declare the unpaid indebtedness evidenced by the Notes to be immediately due and payable.

                  (d) Excluding any earnest money deposits, apply the balance of any deposits made with Lender toward the repayment of the Loans.

         12.      SALES OF UNIT INTERESTS; PARTIAL RELEASES.
                  -----------------------------------------

                  12.1 Right to Sell. Borrower shall have the right to enter into and perform sales contracts with creditworthy third party purchasers of the Unit Interests on the form contract submitted to and approved in writing by Lender, provided that (i) no Event of Default then exists, (ii) the gross sales price for the Unit Interest being sold is not less than the minimum sales price therefor contained in Exhibit E attached hereto, and (iii) the earnest money under said contract is being held by Lender. Borrower shall deliver to Lender a copy of each fully signed contract within five (5) days after the full execution and delivery thereof.

                  12.2 Release of Liens. Provided that all of the conditions described in Section 12.1 above have been satisfied in form and substance acceptable to Lender and no Event of Default then exists, Lender will issue a partial release of lien of its Loan Documents covering any Unit Interest upon the payment to Lender of an amount equal to 100% of the Net Sales Proceeds payable to Borrower with respect to the sale thereof.

         13.      MISCELLANEOUS.
                  -------------

                  13.1 Additional Indebtedness. If any advances or payments made by Lender pursuant to this Agreement or any other Loan Document, together with disbursements of the Loans, shall exceed the aggregate face amount of the Notes, all such advances and payments shall constitute additional indebtedness secured by the Mortgage and all other security for the Loans, and shall bear interest at the Default Rate from the date advanced until paid.

                  13.2 Additional Acts. Borrower shall, upon request, execute and deliver such further instruments and documents and do such further acts and things as may be reasonably required to provide to Lender the evidence of and security for the Loans contemplated by this Agreement.

                  13.3 Loan Agreement Governs. In the event of any inconsistency between any provision of this Agreement and any provision of any other Loan Document, the provision of this Agreement shall govern; provided, however, that the provisions of all of the Loan Documents shall be construed as an integrated set of provisions governing the Loans and, accordingly, shall be interpreted and construed liberally to give the maximum validity, enforceability and effect to all of such provisions.

                  13.4 Additional Advances. If an Event of Default shall occur, Lender may, but shall not be obligated to, take any and all actions to cure such default, and all amounts expended in so doing, all Loan Expenses and all other amounts paid or advanced by Lender pursuant to the Loan Documents, and all other amounts advanced by Lender in connection with the performance of the Work or preserving any security for the Loans, shall constitute additional advances of the Construction Loan, shall be secured by the Mortgage and all other security for the Loans, and shall bear interest at the Default Rate from the date advanced until paid.

                  13.5 Amendment; Waiver; Approval. This Agreement shall not be amended, modified or supplemented without the written agreement of Borrower and Lender at the time of such amendment, modification or supplement. No waiver of any provision of this Agreement or any of the other Loan Documents shall be effective unless set forth in writing signed by the party making such waiver, and any such waiver shall be effective only to the extent therein set forth. Failure by Lender to insist upon full and prompt performance of any provisions of this Agreement or any of the other Loan Documents, or to take action in the event of any breach of any such provision or upon the occurrence of any Event of Default, shall not constitute a waiver of any rights of Lender, and Lender may at any time thereafter exercise all available rights and remedies with respect to such breach or Event of Default. Receipt by Lender of any instrument or document shall not constitute or be deemed to be an approval thereof. Any approvals required under any of the other Loan Documents must be in writing, signed by Lender and directed to Borrower.

                  13.6 Notice. All notices, communications and waivers under this Loan Agreement shall be in writing and shall be (i) delivered in person or (ii) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or (iii) sent by overnight express carrier, addressed in each case as follows:

                  To Lender:                 Bank One, Illinois, NA
                                             6000 State Street
                                             Rockford, Illinois 61108
                                             Attn: Donald J. Pafford

                           and:              Bank One, Illinois, NA
                                             200 South Wacker Drive - 6th Floor
                                             Chicago, Illinois 60606
                                             Attn: Terrance Rosenberger

                  With copy to:              Schwartz, Cooper, Greenberger &
                                             Krauss, Chtd.
                                             180 North LaSalle Street
                                             Suite 2700
                                             Chicago, Illinois  60601
                                             Attn: Jerrold M. Peven, Esq.

                  To Borrower:               CMC Heartland Partners III, LLC
                                             547 West Jackson Boulevard
                                             Suite 1510
                                             Chicago, Illinois 60661
                                             Attn: Richard P. Brandstatter

                  With copy to:              Jenner & Block
                                             One IBM Plaza
                                             330 N. Wabash, 40th floor
                                             Chicago, Illinois 60611
                                             Attn: Michael Margolies, Esq.


         or to any other address as to either of the parties hereto, as such party shall designate in a written notice to the other party hereto. All notices sent pursuant to the terms of this Section shall be deemed received (i) if personally delivered, then on the date of delivery,
         (ii) if sent by overnight, express carrier, then on the next Business Day immediately following the day sent, or (iii) if sent by registered or certified mail, then on the earlier of the third Business Day following the day sent or when actually received.

                  13.7 Benefit; Assignment. The rights, powers and remedies of Lender under this Agreement shall inure to the benefit of Lender and its successors and assigns. The rights and obligations of Borrower under this Agreement may not be assigned and any purported assignment by Borrower shall be null and void.

                  13.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

                  13.9 Indemnity. Borrower agrees to indemnify, defend and hold Lender harmless from and against any and all liabilities, obligations, losses, damages, claims, costs and expenses (including reasonable attorneys' fees and court costs) of whatever kind or nature which may be imposed on, incurred by or asserted against Lender at any time which relate to or arise from the performance of the Work, the offer for sale or sale of any limited partnership interest or membership interest in Borrower, the acquisition or sale or offer for sale of all or any portion of the Property (including Unit Interests) and/or the ownership, use, operation or maintenance of the Property, including, without limitation, (a) any brokerage commissions or finder's fees asserted against Lender with respect to the making of the Loans, the acquisition of the Property or the sale of Unit Interests and (b) claims by purchasers of Unit Interests with respect to defects in the Property or other matters; provided, however, that the foregoing indemnity shall not extend to any liabilities, obligations, claims, losses, costs, damages or expenses resulting from the gross negligence or willful misconduct of Lender.

                  13.10 Headings. The titles and headings of the articles, sections and paragraphs of this Agreement have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions of this Agreement.

                  13.11 No Partnership or Joint Venture. Lender, by executing and performing this Agreement shall not become a partner or joint venturer with Borrower or any partner of Borrower or any of their respective associates or affiliates and all inspections of the Property herein provided for are for the sole benefit of Lender.

                  13.12 Time is of the Essence. Time is of the essence of the payment of all amounts due Lender under the Loan Documents and performance and observance by Borrower of each covenant, agreement, provision and term of this Agreement and the other Loan Documents.

                  13.13 Invalid Provisions. In the event that any provision of this Agreement is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, Borrower and Lender shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this Agreement and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect.

                  13.14 Offset. Without limitation of any other right or remedy of Lender hereunder or provided by law, any indebtedness relating to the Property or its operation and now or hereafter owing to Borrower by Lender (including, without limitation, any amounts on deposit in any demand, time, savings, passbook or like account maintained by Borrower with Lender) may be offset and applied by Lender hereunder, or under the Notes, the Mortgage or any of the other Loan Documents.

                  13.15 Acts by Lender. Notwithstanding anything herein contained to the contrary, Lender will not be required to make any disbursement or perform any other act under this Agreement if, as a result thereof, Lender will violate any law, statute, ordinance, rule, regulation or judicial decision applicable thereto.

                  13.16 Binding Provisions. The covenants, warranties, agreements, obligations, liabilities and responsibilities of Borrower under this Agreement shall be binding upon and enforceable against Borrower and its legal representatives, administrators, successors and permitted assigns.

                  13.17 Counterparts. This Agreement may be executed in counterparts, and all said counterparts when taken together shall constitute one and the same Agreement.

                  13.18 No Third Party Beneficiary. This Agreement is only for the benefit of the parties hereto and their permitted successors and assigns. No other person or entity shall be entitled to rely on any matter set forth herein without the prior written consent of such parties.

                  13.19 Publicity. Subject to compliance with Applicable Laws, Lender reserves the right to publicize the making of the Loans in any manner it deems appropriate, including, without limitation, advertisements in trade journals and newspapers. In addition, Borrower agrees that Lender shall have the right to erect and maintain a sign at the Project in a prominent location for the duration of the term of the Loans stating that Lender is providing the financing for construction of the Project. The sign shall be furnished by Lender and the sign shall be located in a place selected by Lender, provided that such location does not interfere with performance of the Work.

                  13.20 JURISDICTION AND VENUE. BORROWER HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY BORROWER AND ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT SHALL BE LITIGATED IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS, OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS OR, IF LENDER INITIATES SUCH ACTION, ANY COURT IN WHICH LENDER SHALL INITIATE SUCH ACTION AND WHICH HAS JURISDICTION. BORROWER HEREBY EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY LENDER IN ANY OF SUCH COURTS, AND HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREE THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT TO THIS AGREEMENT. BORROWER WAIVES ANY CLAIM THAT CHICAGO, ILLINOIS OR THE NORTHERN DISTRICT OF ILLINOIS IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. THE EXCLUSIVE CHOICE OF FORUM FOR BORROWER SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT, BY LENDER, OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING, BY LENDER, OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND BORROWER HEREBY WAIVES THE RIGHT, IF ANY, TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

                  13.21 JURY WAIVER. LENDER AND BORROWER HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG LENDER AND BORROWER ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY RELATIONSHIP BETWEEN LENDER AND BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE LOANS DESCRIBED HEREIN AND IN THE OTHER LOAN DOCUMENTS.

                           [Signature page to follow]

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

CMC HEARTLAND PARTNERS III,                BANK ONE, ILLINOIS, NA, a national
LLC, a Delaware limited liability company  banking association

By:______________________________          By:      ___________________________
   Lawrence S. Adelson, Vice President     Title:   ___________________________

                              Schedule of Exhibits


                           A     -      Budget

                           B     -      Legal Description

                           C     -      Permitted Exceptions

                           D     -      List of Plans and Specifications

                           E     -      Schedule of Minimum Sales Prices

                                   EXHIBIT A

                                     Budget

                                   EXHIBIT B

                         Legal Description of the Land

                                   EXHIBIT C

                              Permitted Exceptions

                                   EXHIBIT D

                        List of Plans and Specifications

                                   EXHIBIT E

                        Schedule of Minimum Sales Prices